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                                                                    EXHIBIT 11.1
                          MILLER EXPLORATION COMPANY
                   COMPUTATION OF EARNINGS PER COMMON SHARE


                                              Year Ended December 31,
                                             1999                 1998
                                        -------------------------------------
                                        (In thousands, except per share data)

BASIC EARNINGS (LOSS) PER SHARE
Net loss                                $   (1,982)           $   (41,800)
Shares
   Weighted average shares outstanding      12,633                 11,153
                                        ----------            -----------
Basic earnings (loss) per share         $    (0.16)           $     (3.75)
                                        ==========            ===========

DILUTED EARNINGS (LOSS) PER SHARE
Net loss                                $   (1,982)           $   (41,800)
Shares
   Weighted average shares outstanding      12,633                 11,153
                                        ----------            -----------
Basic earnings (loss) per share         $    (0.16)           $     (3.75)
                                        ==========            ===========